Exhibit 99.1

FOR IMMEDIATE RELEASE:

Contact Information
Federated Department Stores, Inc.	The May Department Stores Company
Carol Sanger (Media) 513-579-7764	Sharon Bateman
Susan Robinson (Investor) 513-579-7789	314-342-6494

FEDERATED AND MAY ANNOUNCE

SHAREOWNERS’ MEETINGS CONFIRMED FOR JULY 13, 2005

     CINCINNATI and ST. LOUIS, May 27, 2005 – Federated Department Stores, Inc. [NYSE: FD] and The May Department Stores Company [NYSE: MAY] announced today that the registration statement relating to the merger of the two companies has been declared effective by the Securities and Exchange Commission. Both companies expect to begin mailing their joint proxy statement and prospectus on Tuesday, May 31, 2005, to shareowners of record on Friday, May 20, 2005.

     Federated and May each has scheduled Wednesday, July 13, 2005, as the date for its respective annual shareholders meeting to consider and vote upon the proposed merger. Federated’s annual meeting will be held at 11 a.m. (EDT) at its corporate office at 7 W. Seventh St., Cincinnati, Ohio. May’s annual meeting will be held at 10 a.m. (EDT) at The Pierre-New York Hotel, 2 East 61st Street, New York, N.Y.

     The boards of directors of both companies have approved the proposed merger and recommend that May and Federated shareowners vote their shares for the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. Completion of the merger is contingent on approval by the shareholders of both companies and anti-trust review by regulators. Federated and May continue to expect to close the merger in the third quarter of 2005.

Forward-Looking Statements

     This document contains statements about expected future events that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, Federated and May’s expectations regarding the anticipated shareowners meetings, the closing and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Federated and May’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in the forward-looking statements contained in this document because of a variety of factors, including a significant change in the timing of, or the imposition of any government conditions or legal impediments to, the closing of the proposed transaction. Additional factors that may affect the future results of Federated and May are set forth in their respective filings with the SEC, which are available at www.fds.com and www.mayco.com, respectively.

Additional Information and Where to Find It

     In connection with the proposed transaction, Federated has filed a registration statement on Form S-4 with the SEC (Registration No. 333-123667), containing a joint proxy statement/prospectus relating to the proposed merger. WE URGE INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain a free copy of the registration statement and the joint proxy statement/prospectus as well as other filed documents containing information about Federated and May, including the annual report on Form 10-K of each of Federated and May for the fiscal year ended January 29, 2005, at the SEC’s website (www.sec.gov). Free copies of Federated’s SEC filings are also available on Federated’s website at www.fds.com, or by request to Office of the Secretary, Federated Department Stores, Inc., 7 West Seventh Street, Cincinnati, OH 45202. Free copies of May’s SEC filings are also available on May’s website at www.mayco.com, or by request to Corporate Communications, The May Department Stores Company, 611 Olive Street, St. Louis, MO 63101-1799.

     This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in the Solicitation

     Federated, May and their respective officers and directors and other persons may be deemed, under SEC rules, to be participants in the solicitation of proxies from Federated’s or May’s stockholders with respect to the proposed transaction. Information regarding the current officers and directors of Federated and May is available in the joint proxy statement/prospectus. More detailed information regarding the identity of potential participants and their direct and indirect interests in the solicitation, by security holdings or otherwise, is also set forth in the joint proxy statement/prospectus.

About Federated

     111,000 employees in 34 states. Founded 1929, headquartered in Cincinnati, Ohio, with corporate offices in Cincinnati and New York. Federated currently operates more than 450 stores in 34 states, Guam and Puerto Rico under the names of Macy’s and Bloomingdale’s. The company also operates macys.com and Bloomingdale’s By Mail. Annual sales: $15.6 billion.

About May

     132,000 employees in 46 states. Founded 1910, headquartered in St. Louis, Mo. At the end of the fiscal 2004, May operates 490 department stores under the names of Famous-Barr, Filene’s, Foley’s, Hecht’s, Kaufmann’s, Lord & Taylor, L.S. Ayres, Marshall Field’s, Meier & Frank, Robinsons-May, Strawbridge’s, and The Jones Store, as well as 241 David’s Bridal stores, 450 After Hours Formalwear stores, and 11 Priscilla of Boston stores. Annual sales: $14.4 billion.

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